FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA

        JUN 14 1999
       No. C15529-97
          ----------
      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE



                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                       TRIPACIFIC DEVELOPMENT CORPORATION


         We the undersigned, Devinder Randhawa, President and Bob Hemmerling, Secetary, of TRIPACIFIC DEVELOPMENT CORPORATION, a Nevada corporation do hereby certify:

         That the Board of Directors of said corporaiton at a meeting duly convened, held on the 18 day of July, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total mumber of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding entitled to vote thereon.


                                    /s/ Devinder Randhawa
                                    ----------------------------
                                    Devinder Randhawa, President


                                    /s/ Bob Hemmerling
                                    -----------------------------
                                    Bob Hemmerling, Secretary




SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this
31 day of May, 1999.


/s/ Lee C. Turner
-------------------------------
A commissioner for taking
affidavits for British Columbia


         LEE C. TURNER
     Barrister & Solicitor
     200 - 537 LEON AVENUE
     KELOWNA, B.C. V1Y2A9

-------------------------------
        STATE OF NEVADA
      Secretary of State

I hereby certify that this is a
true  and  complete copy of the
the  document as  filed in this
office.


          JUN 15 '99


       /s/ Dean Heller
         DEAN HELLER
      Secretart of State

    By /s/ D. Farmer
       -----------------
-------------------------------